Exhibit 1.01

CONFLICT MINERALS REPORT

This report for the reporting period from January 1,  2018 to December 31, 2018 (the “Reporting Period”) is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”) and pursuant to the Company’s Specialized Disclosure Report on Form SD (“Form SD”).

As permitted by the Rule and Form SD, and pursuant to the guidance regarding compliance with the Rule provided by the staff of the Securities and Exchange Commission (the “SEC”), this report does not include an independent private sector audit of the report.

COMPANY OVERVIEW:

Owens-Illinois, Inc., a Delaware corporation (the “Company”), through its subsidiaries, is the successor to a business established in 1903. The Company is the largest manufacturer of glass containers in the world with 77 glass manufacturing plants in 23 countries. It competes in the glass container segment of the rigid packaging market and is the leading glass container manufacturer in most of the countries where it has manufacturing facilities.

The Company produces glass containers for alcoholic beverages, including beer, flavored malt beverages, spirits and wine. The Company also produces glass packaging for a variety of food items, soft drinks, teas, juices and pharmaceuticals. The Company manufactures glass containers in a wide range of sizes, shapes and colors and is active in new product development and glass container innovation. The sale of glass containers comprised approximately 99.5% of the Company’s revenues in 2018. The Company believes that there are no conflict minerals that are necessary to any product that the Company manufactures or contracts to manufacture as part of its glass container business.

The Company also manufactures or contracts to manufacture glass making machines, molds and other parts related thereto (hereinafter, “Machine”). The Machine business comprised approximately .5% of the Company’s revenues in 2018. The Company has determined that certain conflict minerals as defined in Form SD (meaning cassiterite, columbite-tantalite [also known as coltan], gold, wolframite, and their derivatives, which are limited to tin, tantalum, and tungsten) were necessary to the functionality or production of certain of the Machines that the Company manufactures or contracts to manufacture during the Reporting Period.  The Company refers in this report to any such conflict minerals as its “necessary conflict minerals” (other than any conflict minerals that are considered, under the Rule and pursuant to Form SD, to have been outside of the supply chain prior to January 31, 2013).

SUPPLY CHAIN:

The Company does not purchase conflict minerals directly for the manufacture of its products.  The Company purchases materials and products through an extensive supply chain and relies on its direct suppliers to provide information to the extent that conflict minerals are contained in components and materials supplied to the Company.  Based on the Company’s assessment of its Machine business, the Company believes that certain products manufactured or contracted to manufacture as part of the Machine business contain necessary conflict minerals.

CONFLICT MINERALS PROGRAM

The Company’s Conflict Minerals program includes the following:

A.            Management systems

The Company has a Conflict Minerals Policy which has been posted on the Company’s public website.  As stated in the Conflict Minerals Policy, the Company is committed to working with its global supply chain to comply with the Rule.

The Company has established a management system for conflict minerals including:

•                  Forming a cross-functional task force that includes representatives from the Company’s legal, finance, and procurement functions.  The task force focuses on the Company’s conflict minerals compliance initiative.

•                  Implementing a system of controls and transparency through the use of the Conflict Minerals Reporting Template (the “Template”) developed jointly by the Responsible Business Alliance (RBA), formerly the Electronic Industry Citizenship Coalition®, and The Global e-Sustainability Initiative (GeSI). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain.

•                  Communicating to the Company’s targeted direct suppliers the importance of transparency in the Company’s supply chain as well as the Company’s expectation that the suppliers will complete the Template in order for the Company to comply with its reporting obligations to the SEC.

•                  Utilizing the Company’s membership in the Responsible Minerals Initiative (the “RMI”), formerly the Conflict-Free Sourcing Initiative, to gain access to the RMI’s due diligence on smelters and refiners; to keep apprised of industry insights and trends; and to build leverage over the supply chain.

•                  Providing reporting channels such as the Company’s Ethics and Compliance Helpline whereby employees and other persons can report violations of laws, regulations or Company policies.  The Company’s Ethics and Compliance Helpline is a reporting mechanism which allows for anonymous reporting if the reporter so chooses.

B.            Identify and assess risk in the supply chain

The Company has performed the following steps to identify and assess risks in its supply chain:

•                  Identify O-I products that may contain conflict minerals.

•                  With respect to such products, identify direct suppliers that supply materials or components to the Company that may contain conflict minerals.

•                  Request that the identified suppliers complete the Template and review O-I’s Conflict Minerals Policy. Follow up with those suppliers who do not respond.

•                  Evaluate the suppliers’ responses for completeness and accuracy and contact those suppliers whose responses we believed contained incomplete or potentially inaccurate information.

•                  Compile a list of smelters and refiners as provided in the responses.

•                  Compare the list of smelters and refiners identified in the responses against the list of facilities on the RMI’s published lists in connection with RMI’s Responsible

Minerals Assurance Process (RMAP), formerly known as the Conflict-Free Smelter Program.

C.            Design and implement a strategy to respond to risks

•                  Validate “conformant” smelters and confirm the status of other active smelters using the RMI’s published lists.

•                  Maintain a risk management plan to address various risks resulting from the Company’s due diligence.

•                  Develop specific risk mitigation plans as needed on a case-by-case basis.

D.            Carry out independent third party audit of supply chain due diligence at identified points in the supply chain

As a downstream product manufacturer, and in light of the supply chain for the Company’s necessary conflict minerals described above, the Company does not have a direct relationship with the smelters and refiners that produce the conflict minerals contained in components of its products. The Company supports independent third party audits of smelters and refiners by programs such as the RMI’s Responsible Minerals Assurance Process through our membership in the RMI.

E.             Report on supply chain due diligence

This Conflict Minerals Report provides information about the Company’s supply chain due diligence with respect to the SEC’s conflict minerals rule. This Report is an exhibit to the Company’s Form SD which has been filed with the SEC.

REASONABLE COUNTRY OF ORIGIN INQUIRY:

Because the Company determined that conflict minerals were necessary to the functionality or production of certain products manufactured or contracted to manufacture within the Company’s Machine business, as required under the Rule and pursuant to Form SD, the Company conducted, in good faith, a “reasonable country of origin inquiry” (“RCOI”) reasonably designed to determine whether any of the Company’s necessary conflict minerals originated in the Democratic Republic of the Congo (the “DRC”) or a country that shares an internationally recognized border with the DRC (each, a “Covered Country”) or were from recycled or scrap sources.

The Company reviewed the list of all suppliers to the Machine business during the Reporting Period. The Company identified 80 suppliers of products that could potentially contain conflict minerals (the “Suppliers”). The products supplied included equipment, electronics supplies and mechanical parts. The Company has continued to consolidate the number of suppliers to the Machine business through strategic relationships with contract manufacturers.

The Company sent a letter to the Suppliers requesting them to complete the Template. The letter explained the Company’s reporting requirements and included the Company’s Conflict Minerals Policy. Suppliers were also directed to the RBA’s resources and training documentation.

The Company tracked and monitored responses provided by the Suppliers. Follow-up letters were sent to Suppliers who did not respond to the initial letter. The Company received responses from Suppliers representing 92% of all expenditures by the Machine business with the targeted Suppliers during the Reporting Period.

The Company assessed responses received and identified incomplete and inconsistent responses. For the incomplete and inconsistent responses, the Company focused on the Suppliers with the highest amounts of expenditures and contacted them directly. This included ongoing discussions with persons managing conflict minerals programs for the two largest Suppliers to the Machine business. These two Suppliers comprised a majority of all of the expenditures that the Machine business had with the Suppliers that were surveyed.

The information provided by the Suppliers (and by their suppliers) to the Company included information regarding smelters and refiners at the company level for such Suppliers. This information was compiled into a list of smelters and refiners which was compared against the list of facilities that have met the requirements of the RMI’s assessment protocol. The Company’s two largest Suppliers of equipment to the Machine business indicated that their due diligence was continuing and that they had not been able to obtain information from all of the suppliers in their supply chain or to identify the products that may contain conflict minerals.

In addition, the Company conducted an internal analysis of certain products of the Machine business to determine whether such products contained conflict minerals. Based on this analysis, the Company concluded that certain products of the Machine business did not contain conflict minerals and as a result were out-of-scope.

Based on the RCOI, the Company determined that it had reason to believe that its necessary conflict minerals may have originated from a Covered Country and may not be from recycled or scrap sources.

DUE DILIGENCE

The Company performed the following due diligence measures in accordance with the design described below:

A.            DESIGN OF DUE DILIGENCE:

The Company’s due diligence measures have been designed to conform, in all material respects, with the due diligence-related steps of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas including the related supplements for gold and for tin, tantalum and tungsten (the “OECD Guidance”).

B.            DUE DILIGENCE PERFORMED:

The Company conducted a conflict minerals survey by reaching out to the 80 Suppliers asking them to complete the Template. A majority of the responding Suppliers confirmed that their supply to the Company did not contain conflict minerals originating from the DRC or a Covered Country. The Company did, however, receive some incomplete responses from those surveyed. Some Suppliers were unable to determine if they had provided conflict minerals originating from the DRC or a Covered Country, and other Suppliers did not respond.

Appendix A lists the 507 smelters and refiners provided by Suppliers (and their suppliers) on the Template. Because the information provided by the responding Suppliers is at the company level and not specific to the products they sell to O-I, it cannot be verified that all of the smelters identified contributed to parts that ended up in the Company’s products. We compared the information provided by the Suppliers to the information in the RMI’s database. The facilities listed on Appendix A and marked with an asterisk indicate those smelters and refiners that have been certified as conformant with the RMI’s assessment protocol.

Of the 507 smelters and refiners provided by the Suppliers, 253 smelters or refiners have received conformant status, meaning audited and found conformant with the relevant RMAP standard or are a TI-CMC Member Company. Five (5) smelters or refiners have received active status, meaning they are engaged in the RMAP but not yet conformant. Four (4) smelters or refiners are facilities that have not met the threshold for RMI’s due diligence vetting process after a period of six months. However, their status may change if additional information is submitted. One hundred ninety seven (197) smelters or refiners are not eligible for the RMAP. Two (2) smelters or refiners do not meet RMI’s requirements for participation according to the due diligence vetting process. Three (3) smelters or refiners are not yet active but in communication with the RMAP and/or a member company. Thirty (30) smelters or refiners require outreach to contact the entity and encourage them to participate in the RMAP audit. Seven (7) smelters or refiners have strongly communicated a lack of interest in participation. Six (6) smelters or refiners have been audited but were found not conformant with the relevant RMAP standard.

Additionally, we determined that of the 253 smelters or refiners which have received conformant status or are a TI-CMC Member Company, 20 smelters or refiners source conflict minerals from the DRC or a Covered Country. However, all of the 20 smelters or refiners have been verified conformant with the RMAP.

The information provided by the Suppliers was not at a product-level specific to the materials and components we use. As such, the Company does not have sufficient information to determine all smelters or refiners in the supply chain for the Machine business, as well as the Country of Origin of the conflict minerals in the products manufactured or contracted to manufacture as part of O-I’s Machine business.

For the 253 smelters or refiners mentioned above as being conformant with the RMI assessment protocol, we used the RMI RCOI report available to RMI members to identify the Countries of Origin. The Countries of Origin for the conflict minerals purchased by the identified smelters or refiners are listed in Appendix B.

STEPS TO BE TAKEN TO MITIGATE RISK:

The Company intends to take the following steps during future compliance periods to mitigate the risk that its necessary conflict minerals could benefit armed groups in the DRC or the Covered Countries and to improve the Company’s due diligence:

a. Continue to work with those suppliers that provided information at the overall company level to provide more specific information relating to the products they sell to O-I that contain conflict minerals.

b. Continue to utilize the Company’s membership in the Responsible Minerals Initiative and trade associations, such as the National Association of Manufacturers, to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

c. Work with suppliers as needed to promote their understanding of and the Company’s expectations regarding compliance with the SEC’s conflict minerals rule and direct them to training resources to attempt to improve the content of the supplier survey responses including the completeness and accuracy of the responses.

d. Continue to reinforce awareness within the Company regarding the global procurement conflict minerals procedure.

APPENDIX A

The table below lists all of the smelters/refiners provided by the Suppliers to the Company’s Machine business. The information includes the minerals, the smelter/refiner names and the country locations as reported by the Responsible Minerals Initiative as of May 1, 2019. The information provided by the Suppliers was at the company-level and not at a product-level specific to the materials and components the Company uses.

*Indicates that the smelter or refiner is conformant with the RMI’s relevant RMAP standard.

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Abington Reldan Metals, LLC	United States Of America
Gold	Abington Reldan Metals, LLC*	United States Of America
Gold	Acade Noble Metal (Zhao Yuan) Corporation	China
Gold	Academy Precious Metals	China
Gold	Advanced Chemical Company*	United States
Gold	African Gold Refinery	Uganda
Gold	African Gold Refinery*	Uganda
Gold	Aida Chemical Industries Co., Ltd.*	Japan
Gold	Aktyubinsk Copper Company TOO	Kazakhstan
Gold	Al Etihad Gold Refinery DMCC*	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	Germany
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	United Arab Emirates
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineração*	Brazil
Gold	AngloGold Ashanti Córrego do Sítio Mineração*	Japan
Gold	ANZ Bank	Australia
Gold	Asahi Refining Canada Ltd.*	Switzerland
Gold	Asahi Refining USA Inc.*	United States
Gold	Asaka Riken Co., Ltd.*	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AU Traders and Refiners*	South Africa
Gold	AU Traders and Refiners*	South Africa
Gold	AURA-II	United States Of America
Gold	Aurubis AG*	Germany
Gold	Baiyin Nonferrous Metals Corporation (BNMC)	China
Gold	Bangalore Refinery*	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB*	Sweden
Gold	C. Hafner GmbH + Co. KG*	Germany
Gold	Caridad	Mexico
Gold	Cendres + Metaux S.A.*	Switzerland
Gold	Cendres + Métaux S.A.*	Canada

Gold	Cendres + Métaux S.A.*	Switzerland
Gold	Changzhou Chemical Research Institute Co. Ltd.	China
Gold	China National Gold Group Corporation	China
Gold	Chugai Mining	Japan
Gold	Codelco	Chile
Gold	Colt Refining	United States
Gold	Daejin Indus Co., Ltd.*	Korea, Republic Of
Gold	DaeryongENC	Korea, Republic Of
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Degussa Sonne / Mond Goldhandel GmbH*	Germany
Gold	Do Sung Corporation*	Korea, Republic Of
Gold	DODUCO Contacts and Refining GmbH*	Germany
Gold	DODUCO Contacts and Refining GmbH*	Germany
Gold	Dong’guan Dong wu Violent-toxic Chemical Products Co., Ltd.	China
Gold	DONGGUAN DONGXU METAL SURFACE HANDLE CO.,LTD	China
Gold	Dongguan Standard Electronic Material.Co.,Ltd	China
Gold	Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	China
Gold	Dong-Wo Co., Ltd.	China
Gold	DS PRETECH Co., Ltd.	Korea, Republic Of
Gold	DS PRETECH Co., Ltd.*	Korea, Republic Of
Gold	DUOXIN	China
Gold	ECHEM	China
Gold	Elemetal Refining, LLC	United States Of America
Gold	Elemetal Refining, LLC*	United States
Gold	EM Vinto	Bolivia (Plurinational State Of)
Gold	Emirates Gold DMCC*	United Arab Emirates
Gold	Faggi Enrico S.p.A.	Italy
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	FSE Novosibirsk Refinery*	Russian Federation
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	Gansu-based Baiyin Nonferrous Metals Corporation (BNMC)	China
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Geib Refining Corporation*	United States Of America
Gold	Gejiu Zi-Li	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM*	United States Of America
Gold	Guangdong Jinding Gold Limited	China
Gold	Guangdong MingFa Precious Metal Co.,Ltd	China
Gold	GuangZHou Jin Ding	China

Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Harima Smelter	Japan
Gold	Harmony Gold Refinery	South Africa
Gold	HeeSung Metal Ltd.*	Korea, Republic Of
Gold	HeeSung Metal Ltd.*	Korea, Republic Of
Gold	Heimerle + Meule GmbH*	Germany
Gold	Henan Sanmenxia Lingbao City Jinyuan Mining Industry Co., Ltd	China
Gold	Heraeus Ltd. Hong Kong*	China
Gold	Heraeus Precious Metals GmbH & Co. KG*	Germany
Gold	Hisikari Mine	Japan
Gold	Hitachi	Japan
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	China
Gold	Istanbul Gold Refinery*	Turkey
Gold	Italpreziosi*	Italy
Gold	Japan Pure Chemical	Japan
Gold	Jiangsu Sue large special chemical reagent Co., LTD	China
Gold	Jin Dong Heng	China
Gold	Jin Jinyin refining company limited	China
Gold	JinBao Electronic Co.,Ltd.	China
Gold	Jinfeng Gold Mine Smelter	China
Gold	Jinlong Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed*	Russian Federation
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kanfort Industrial (Yantai)	China
Gold	Kennecott Utah Copper LLC*	United States
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Korea Metal Co. Ltd	Korea, Republic Of
Gold	Korea Zinc Co., Ltd.*	Korea, Republic Of
Gold	Kosak Seiren	Japan
Gold	Kunshan Jinli chemical industry reagents co.,Ltd.	China
Gold	Kyrgyzaltyn JSC*	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	Kyshtym Copper-Electrolytic Plant ZAO*	Russian Federation
Gold	L’azurde Company For Jewelry	Saudi Arabia
Gold	LBMA	United Kingdom Of Great Britain And Northern Ireland
Gold	Lingbao Gold Co., Ltd.	China
Gold	L’Orfebre S.A.*	Andorra

Gold	L’Orfebre S.A.*	Andorra
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Marsam Metals*	Brazil
Gold	Marsam Metals*	Brazil
Gold	Metallo-Chimique N.V.	Belgium
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	Singapore
Gold	Metalor Technologies S.A.*	Switzerland
Gold	Metalor USA Refining Corporation*	United States
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.*	Mexico
Gold	MK electron	Korea, Republic Of
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Morigin Company	Japan
Gold	Morris and Watson	New Zealand
Gold	Morris and Watson Gold Coast	Australia
Gold	Morris and Watson Gold Coast*	Australia
Gold	N.E. CHEMCAT	Japan
Gold	NH Recytech Company	Korea, Republic Of
Gold	Ningbo Kangqiang Electronics Co., Ltd.	China
Gold	Nippon Micrometal Corporation	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	Austria
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)*	Russian Federation
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	PAMP S.A.*	Switzerland
Gold	Pease & Curren*	United States Of America
Gold	Planta Recuperadora de Metales SpA*	Chile
Gold	Planta Recuperadora de Metales SpA*	Chile
Gold	Prioksky Plant of Non-Ferrous Metals*	Russian Federation
Gold	PX Precinox S.A.*	Switzerland
Gold	Rand Refinery (Pty) Ltd.*	South Africa
Gold	Royal Canadian Mint*	Canada
Gold	SAFINA A.S.	Czech Republic
Gold	Sanmenxia hang seng science and technology, research and development Co., LTD	China
Gold	SAXONIA Edelmetalle GmbH*	Germany
Gold	Scotia Mocatta	United States Of America
Gold	SEMPSA Joyeria Plateria S.A.*	Spain
Gold	Senju	Japan
Gold	Sewon Korea	Korea, Republic Of
Gold	Shan Dong Huangjin	China
Gold	Shanghai Gold exchange	China
Gold	Shen Zhen Thousand Island Ltd.	China

Gold	Shenzhen fujun material technology co.,ltd	China
Gold	Shenzhen Heng Zhong Industry Co.,Ltd.	China
Gold	Shenzhen Municipal Public Security Bureau	China
Gold	SHENZHEN TIANCHENG CHEMICAL CO LTD	China
Gold	SHINKO ELECTRIC INDUSTRIES CO., LTD.	Japan
Gold	Sojitz	Japan
Gold	SUMISHO MATERIAL CORP.	Japan
Gold	Suzhou Xingrui Noble	China
Gold	TAIZHOU CHANGSANJIAO CO.,LTD	China
Gold	Tai’zhou City Yangtze River Delta Electron Ltd.	China
Gold	Technic	United States Of America
Gold	THE HUTTI GOLD MINES CO.LTD	India
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	China
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Tongling Nonferrous Metals Group Co., Ltd.*	Brazil
Gold	Tony Goetz NV	Belgium
Gold	Universal Precious Metals Refining Zambia	Zambia
Gold	Uyemura International Corp.	Japan
Gold	Western Australian Mint trading as The Perth Mint*	United States Of America
Gold	WIELAND Edelmetalle GmbH*	Germany
Gold	Wuxi City Precious Metal Electronic Material Fty	China
Gold	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	China
Gold	ZhongKuang Gold Industry CO.,LTD	China
Tantalum	A&M Minerals Limited	United Kingdom Of Great Britain And Northern Ireland
Tantalum	A&M Minerals Limited	United Kingdom Of Great Britain And Northern Ireland
Tantalum	Asaka Riken Co., Ltd.	Japan
Tantalum	Asaka Riken Co., Ltd.*	Japan
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	United States Of America
Tantalum	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	Duoluoshan	China
Tantalum	Duoluoshan*	China
Tantalum	Duoluoshan*	United States Of America
Tantalum	E.S.R. Electronics	United States Of America
Tantalum	Ethiopian Minerals Development Share Company	Ethiopia
Tantalum	F&X Electro-Materials Ltd.*	China
Tantalum	F&X Electro-Materials Ltd.*	China
Tantalum	F&X Electro-Materials Ltd.*	United States Of America

Tantalum	Fujian Nanping	China
Tantalum	Gannon & Scott	United States Of America
Tantalum	Global Advanced Metals	United States
Tantalum	Global Advanced Metals Aizu*	Japan
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.*	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	H.C. Starck Co., Ltd.*	China
Tantalum	H.C. Starck GmbH Goslar*	Thailand
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Group	Germany
Tantalum	H.C. Starck Inc.*	United States Of America
Tantalum	H.C. Starck Ltd.*	Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	Germany
Tantalum	H.C. Starck Tantalum and Niobium GmbH*	Germany
Tantalum	Hi-Temp Specialty Metals, Inc.*	China
Tantalum	Jiangxi Tuohong New Raw Material*	China
Tantalum	Jiangxi Tuohong New Raw Material*	China
Tantalum	Jiangxi Yichun	China
Tantalum	Jiujiang Janny New Material Co., Ltd.	China
Tantalum	Jiujiang Janny New Material Co., Ltd.*	China
Tantalum	Jiujiang Tanbre Co., Ltd.*	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	China
Tantalum	Kemet Blue Powder	United States
Tantalum	KEMET Blue Powder*	Mexico
Tantalum	King-Tan Tantalum Industry Ltd.*	China
Tantalum	King-Tan Tantalum Industry Ltd.*	United States Of America
Tantalum	LSM Brasil S.A.*	China
Tantalum	Malaysia Smelting Corporation (MSC)	Malaysia
Tantalum	Materion	United States Of America
Tantalum	Metal Do	Japan
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	Japan
Tantalum	NTET, Thailand	Thailand
Tantalum	Plansee	Austria
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	Posco	Korea, Republic Of
Tantalum	Power Resources Ltd.*	Macedonia, The Former Yugoslav Republic Of
Tantalum	Power Resources Ltd.*	Macedonia, The Former Yugoslav Republic Of
Tantalum	Resind Industria e Comercio Ltda.*	Brazil
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China

Tantalum	Rui Da Hung	Taiwan, Province Of China
Tantalum	Shanghai Jiangxi Metals Co. Ltd	China
Tantalum	Talison Minerals Pty Ltd	Australia
Tantalum	Tantalite Resources	South Africa
Tantalum	Wolfram Bergbau und Hütten AG	Austria
Tantalum	Wolfram Company CJSC	Russian Federation
Tantalum	Xiamen Golden Egret Special Alloy Co. Ltd.	China
Tin	Alpha	United States Of America
Tin	Alpha	United States Of America
Tin	Alpha	United States Of America
Tin	Alpha*	Bolivia (Plurinational State Of)
Tin	Alpha*	United States
Tin	Alpha*	United States
Tin	Alpha*	United States Of America
Tin	Alpha*	United States Of America
Tin	Alpha*	United States Of America
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	An Vinh Joint Stock Mineral Processing Company*	Viet Nam
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	China
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	China
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	China
Tin	China Rare Metal Materials Company	China
Tin	China Tin Group Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	China Tin Group Co., Ltd.*	China
Tin	China Tin Group Co., Ltd.*	China
Tin	China Tin Group Co., Ltd.*	China
Tin	China Tin Group Co., Ltd.*	China
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China
Tin	Cooper Santa	Brazil
Tin	Cooperativa Metalurgica de Rondonia Ltda.*	Brazil
Tin	Cooperativa Metalurgica de Rondonia Ltda.*	Brazil
Tin	Cooperativa Metalurgica de Rondonia Ltda.*	Brazil
Tin	CV Ayi Jaya*	Indonesia
Tin	CV Dua Sekawan*	Indonesia
Tin	CV Gita Pesona*	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tin	CV Tiga Sekawan	Indonesia
Tin	CV Tiga Sekawan*	Indonesia
Tin	CV United Smelting*	Indonesia

Tin	CV United Smelting*	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Da Nang Processing Import and Export Joint Stock	Viet Nam
Tin	Da Nang Processing Import and Export Joint Stock*	Viet Nam
Tin	Dowa*	Indonesia
Tin	Dowa*	Japan
Tin	Dowa*	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company*	Japan
Tin	Elmet S.L.U.*	Viet Nam
Tin	EM Vinto*	Bolivia
Tin	EM Vinto*	Bolivia
Tin	EM Vinto*	Bolivia (Plurinational State Of)
Tin	EM Vinto*	Bolivia (Plurinational State Of)
Tin	EM Vinto*	Bolivia (Plurinational State Of)
Tin	EM Vinto*	Spain
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Feinhütte Halsbrücke GmbH	Germany
Tin	Fenix Metals*	Poland
Tin	Gejiu Fengming Metallurgy Chemical Plant*	China
Tin	Gejiu Jinye Mineral Company*	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.*	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.*	China
Tin	Gejiu Zi-Li*	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co., Ltd.*	China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	China
Tin	Jiangxi Nanshan	China
Tin	Linwu Xianggui Smelter Co	China
Tin	Malaysia Smelting Corporation (MSC)*	Malaysia
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallic Resources, Inc.*	Brazil
Tin	Metallic Resources, Inc.*	United States
Tin	Metallo Chimique	Belgium
Tin	Metallo-Chimique N.V.*	United States Of America

Tin	Mineração Taboca S.A.*	Belgium
Tin	Minmetals Ganzhou Tin Co. Ltd.	China
Tin	Minsur*	Brazil
Tin	Minsur*	Peru
Tin	Minsur*	Poland
Tin	Minsur*	United States Of America
Tin	Modeltech Sdn Bhd*	Malaysia
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.*	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Novosibirsk Integrated Tin Works	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	Thailand
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	Viet Nam
Tin	O.M. Manufacturing Philippines, Inc.*	Philippines
Tin	O.M. Manufacturing Philippines, Inc.*	Thailand
Tin	OMSA*	Bolivia
Tin	Operaciones Metalurgical S.A.	Bolivia (Plurinational State Of)
Tin	Operaciones Metalurgical S.A.*	Bolivia (Plurinational State Of)
Tin	Operaciones Metalurgical S.A.*	Philippines
Tin	Phoenix Metal Ltd.	Rwanda
Tin	Pongpipat Company Limited	Myanmar
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Aries Kencana Sejahtera*	Indonesia
Tin	PT Aries Kencana Sejahtera*	Indonesia
Tin	PT ATD Makmur Mandiri Jaya*	Indonesia
Tin	PT Babel Surya Alam Lestari*	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Prima Tin*	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Serumpun*	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Bangka Tin Industry*	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Belitung Industri Sejahtera*	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah*	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT DS Jaya Abadi*	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Inti Stania Prima*	Indonesia

Tin	PT Justindo	Indonesia
Tin	PT Justindo*	Indonesia
Tin	PT Justindo*	Indonesia
Tin	PT Kijang Jaya Mandiri*	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Lautan Harmonis Sejahtera*	Indonesia
Tin	PT Menara Cipta Mulia*	Indonesia
Tin	PT Mitra Stania Prima*	Indonesia
Tin	PT O.M. Indonesia	Indonesia
Tin	PT Panca Mega Persada*	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Refined Bangka Tin*	Indonesia
Tin	PT REFINED BANGKA TIN*	Indonesia
Tin	PT Sariwiguna Binasentosa*	Indonesia
Tin	PT Sariwiguna Binasentosa*	Indonesia
Tin	PT Seirama Tin Investment	Indonesia
Tin	PT Sukses Inti Makmur*	Indonesia
Tin	PT Sumber Jaya Indah*	Indonesia
Tin	PT Supra Sukses Trinusa	Indonesia
Tin	PT Timah (Persero) Tbk Mentok*	Viet Nam
Tin	PT Tirus Putra Mandiri*	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	Super Ligas	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	China
Tungsten	A.L.M.T. TUNGSTEN Corp.*	Japan
Tungsten	A.L.M.T. TUNGSTEN Corp.*	Japan
Tungsten	A.L.M.T. TUNGSTEN Corp.*	Japan
Tungsten	A.L.M.T. TUNGSTEN Corp.*	Japan
Tungsten	ACL Metais Eireli*	Brazil
Tungsten	ACL Metais Eireli*	Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd.*	Viet Nam
Tungsten	Beijing Zenith Materials	China
Tungsten	Buffalo Tungsten	China
Tungsten	CB-CERATIZIT	China
Tungsten	Central Glass	Japan
Tungsten	Changchun up-optotech	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China

Tungsten	Degutea	Korea, Republic Of
Tungsten	Foshan Nanhai Xihai Metal material Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.*	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.*	China
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.*	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.*	China
Tungsten	Global Tungsten & Powders Corp.*	United States
Tungsten	Guangdong Guangzhou Guangsheng Non-Ferrous Import & Export Co. Ltd	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	China
Tungsten	H.C. Starck Smelting GmbH & Co. KG*	Germany
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	H.C. Starck Tungsten GmbH*	Germany
Tungsten	HC Starck GmbH	Germany
Tungsten	Hitachi	Japan
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.*	China
Tungsten	Hydrometallurg, JSC*	Russian Federation
Tungsten	IES Technical Sales	United States Of America
Tungsten	Japan New Metals Co., Ltd.*	Japan
Tungsten	JIANGSU HETIAN SCI-TECH MATERIAL CO.,LTD	China
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	China
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	Japan
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.*	China
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	China

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	China
Tungsten	JX Nippon Mining & Metals Co., Ltd.	Japan
Tungsten	Kennametal Fallon*	China
Tungsten	Kennametal Fallon*	United States
Tungsten	Kennametal Huntsville*	United States Of America
Tungsten	Kennametal Huntsville*	Viet Nam
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	China
Tungsten	Materion	United States Of America
Tungsten	Metallo-Chimique N.V.	Belgium
Tungsten	Minmetals Ganzhou Tin Co. Ltd.	China
Tungsten	Mitsui Mining and Smelting Co., Ltd.	Japan
Tungsten	Moliren Ltd.*	Russian Federation
Tungsten	Nanchang Cemented Carbide Limited Liability Company	China
Tungsten	Niagara Refining LLC*	United States Of America
Tungsten	NingHua XingLuoKeng TungSten Mining CO.,LID	China
Tungsten	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tungsten	Nippon Micrometal Corporation	Japan
Tungsten	North American Tungsten	Canada
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	Viet Nam
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	Philippines
Tungsten	Plansee SE Liezen	Austria
Tungsten	Pobedit, JSC	Russian Federation
Tungsten	PT Stanindo Inti Perkasa	Indonesia
Tungsten	PT Timah (Persero), Tbk	Indonesia
Tungsten	Sandvik Material Technology	Sweden
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Viet Nam
Tungsten	Sichuan Metals & Materials Imp & Exp Co	China
Tungsten	Sincemat Co, Ltd.	China
Tungsten	Solar Applied Materials Technology Corp.	Taiwan, Province Of China
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*	China
Tungsten	Sumitomo Metal Mining Co., Ltd.	Japan
Tungsten	TaeguTec	Korea, Republic Of
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	Viet Nam
Tungsten	Thaisarco Thailand Smelting and Refining Co. Ltd.	Thailand

Tungsten	Tosoh	United States Of America
Tungsten	Triumph Northwest	United States Of America
Tungsten	Unecha Refractory metals plant*	Russian Federation
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Viet Nam
Tungsten	Voss Metals Company, Inc.	United States Of America
Tungsten	Western Metal Materials Co.,ltd	China
Tungsten	Wolfram Bergbau und Hutten AG*	Austria
Tungsten	Wolfram Company CJSC	Russian Federation
Tungsten	Woltech Korea Co., Ltd.*	Korea, Republic Of
Tungsten	Xiamen Golden Egret Special Alloy Co. Ltd.	China
Tungsten	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	China
Tungsten	Xiamen Tungsten Co., Ltd*	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	China
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	China
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	China

APPENDIX B

The information in this Appendix B is an aggregation of data provided by the Company’s Suppliers to its Machine business together with the RMI’s RCOI Report which is available to RMI Members.

Australia	Guyana	Russian Federation
Austria	India	Rwanda
Benin	Indonesia	Sierra Leone
Bolivia	Laos	South Africa
Brazil	Madagascar	Swaziland
Burundi	Malaysia	Taiwan
Chile	Mali	Tanzania
China	Mauritania	Thailand
Colombia	Mongolia	Togo
Congo, Democratic Republic of the	Myanmar	Uganda
Ecuador	Nicaragua	United Kingdom of Great Britain and Northern Ireland
Eritrea	Niger	United States of America
Ethiopia	Nigeria	Venezuela
Ghana	Peru
Guinea	Portugal